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                                                     April 30, 1998

Orion Capital Corporation
9 Farm Springs Road
Farmington, CT  06032

      Re:   Orion Capital Corporation
            Registration Statement on Form S-4
            Filed With The Securities and Exchange
            Commission on April 22, 1998
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Ladies and Gentlemen:

            We have acted as counsel for Orion Capital Corporation, a Delaware corporation ("Orion" or the "Company"), in connection with the registration by the Company and Orion Capital Trust II, a Delaware business trust (the "Trust"), under the Securities Act of 1933, as amended (the "Act"), of (i) 7.701% Capital Securities (liquidation amount $1,000 per security) of the Trust, aggregating 125,000 Capital Securities (the "Capital Securities") to be issued under the Amended and Restated Declaration of Trust of the Trust dated as of February 5, 1998, (ii) $125,000,000 in aggregate principal amount of 7.701% Junior Subordinated Deferrable Interest Debentures due April 15, 2028 (the "Subordinated Debentures") to be issued under the Indenture dated as of February 5, 1998 (the "Indenture") by and between the Company and The Bank of New York, as Trustee, and (iii) the Exchange Capital Securities Guarantee Agreement dated as of February 5, 1998, by and between the Company, as guarantor, and The Bank of New York, as trustee (the "Capital Securities Guarantee," and, together with the Capital Securities and the Subordinated Debentures, the "Securities"), under the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission (Registration No. 333-50715) on April 22, 1998 (the "Registration Statement").

            We are familiar with the proceedings of the Company relating to the authorization of the Securities and the Indenture filed as an Exhibit to the Registration Statement. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth.
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Orion Capital Corporation                                                 Page 2
April 30, 1998


            Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

            (i) The Capital Securities Guarantee has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by all other parties thereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

            (ii) The execution and delivery of the Subordinated Debentures have been duly authorized by all necessary corporate action of the Company, and the Subordinated Debentures, when executed, authenticated and delivered in accordance with the Indenture, will be entitled to the benefits of the Indenture, and will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

            As contemplated by the qualifications set forth in the foregoing paragraph, we express no opinion as to Federal or state laws relating to fraudulent transfers.

            We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to our firm as set forth under the caption "Validity of Exchange Securities" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations thereunder.

                                       Very truly yours,